EXHIBIT 32.1
CERTIFICATION OF CEO AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
November 5, 2010
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Ladies and Gentlemen:
     The certifications set forth below are being submitted in connection with the Quarterly Report on Form 10-Q (the “Report”) of Zix Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Richard D. Spurr, the chief executive officer, and Michael W. English, the principal accounting officer of Zix Corporation, each certifies that to the best of his knowledge and in their respective capacities as officers of Zix Corporation:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Zix Corporation.

/s/ RICHARD D. SPURR
Name:	Richard D. Spurr
Title:	President and Chief Executive Officer

/s/ MICHAEL W. ENGLISH
Name:	Michael W. English
Title:	Principal Accounting Officer